Exhibit 14.6

Our Ref: MKT/2015/W-OTRS/CL/0069

18 March 2015 Global Sources Ltd 22nd Floor Vita Tower 29 Wong Chuk Hang Road Aberdeen Hong Kong Media Data Systems Pte Ltd 1 Sims Lane #08-01 One Sims Lane Singapore 387355	Savills Valuation and Professional Services (S) Pte Ltd Reg No.: 200402411G 30 Cecil Street #20-03 Prudential Tower Singapore 049712 T: (65) 6836 6888 F: (65) 6536 8611 savills.com

Dear Sirs

VALUATION OF 1 SIMS LANE #08-01 ONE SIMS LANE SINGAPORE 387355 (“PROPERTY”)

We refer to our valuation report (our ref: MKT/2015/W-OTRS/CL/0069) dated 24 February 2015 prepared for Media Data Systems Pte Ltd.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-104426, 333-59058, 333-138474 and 333-202510), Form F-3/A (no. 333-114411) and Form F-3 (No. 333-154960 and 333-177577) of Global Sources Ltd of our valuation of properties as at 31 December 2014 and our name which appears in the Global Sources Ltd’s Annual Report on Form 20-F filed with the Securities and Exchange Commission for the year ended 31 December 2014.

Yours faithfully
For and on behalf of
Savills Valuation and Professional Services (S) Pte Ltd

/s/ Angus Quek
Angus Quek, MSISV
Appraiser’s Licence No. AD041-2009188F
Director